CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 26, 1999, on the financial statements of The American Trust Allegiance Fund referred to in the Post-Effective Amendment. to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.


                                   /s/ McGladrey & Pullen, LLP

                                   McGladrey & Pullen, LLP

New York, New York
June 22, 2000